ARTESIAN WATER COMPANY, INC.

TO

WILMINGTON TRUST COMPANY,
As Trustee

TWENTY-FIRST SUPPLEMENTAL INDENTURE Dated as of November 20, 2009

Supplemental to Indenture of Mortgage
Dated as of July 1, 1961

TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of November 20,

2009, made by and between ARTESIAN WATER COMPANY, INC. (successor to Artesian Resources Corporation, formerly named "Artesian Water Company", under the Original Indenture hereinafter referred to), a corporation organized and existing under the laws of the State  of  Delaware  (hereinafter called  the  "Company"),  party  of  the  first part,  and WILMINGTON TRUST COMPANY, a corporation organized and existing under the laws of the State of Delaware, having its principal office and place of business at Tenth and Market Streets, in the City of Wilmington, Delaware, as Trustee under the Original Indenture hereinafter referred to (hereinafter called the "Trustee"), party of the second part.
WHEREAS, the Company is a wholly-owned subsidiary of ARTESIAN RESOURCES CORPORATION (its name having been changed from "Artesian Water Company"), a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Corporation"); and
WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an Indenture of Mortgage (hereinafter called the "Original Indenture") dated as of July 1, 1961, and duly recorded the Original Indenture in the Recorder's Office at Wilmington, in Mortgage Record A Volume 56, Page 1 etc., on the 13th day of November, A.D. 1961, for the purpose of securing First Mortgage Bonds of the Corporation to be issued from time to time in one or more series as therein provided; and
WHEREAS, there have been issued under the Original Indenture $1,600,000 principal amount of First Mortgage Bonds, Series A, 4 ½%  ,all of which were paid at maturity on November 1, 1978; and

WHEREAS, there have been issued under the Original Indenture $1,000,000 principal  amount  of   First Mortgage  Bonds,  Series  B, 5 3/8%,  the $912,750  remaining outstanding principal amount of which was paid at maturity on July 1, 1986; and
WHEREAS, there have been issued under the Original Indenture as supplemented by a first supplemental indenture dated as of April15, 1964 (hereinafter sometimes referred to as the "First Supplemental Indenture"), $1,250,000 principal amount of First Mortgage  Bonds, Series C, 5 1/8%, the $1,225,000 remaining outstanding principal amount of which was paid at maturity on April 15, 1989; and
WHEREAS, there  have been issued under the Original Indenture, as supplemented  by a second  supplemental  indenture   dated as of June 1, 1970 (hereinafter sometimes referred to as the "Second Supplemental Indenture"), $1,000,000 principal amount of First Mortgage Bonds, Series D, 9 3/4%, the $640,000  remaining outstanding principal amount of which was paid at maturity on June 1, 1990; and
WHEREAS, there have been issued under the Original Indenture as supplemented by a third supplemental indenture dated as of January 1, 1973 (hereinafter sometimes referred to as the "Third Supplemental Indenture"), $800,000  principal amount of First Mortgage Bonds, Series E, 8 ½ %, due January 1, 1998, all of which were redeemed on February 1, 1993; and
WHEREAS,          there          have  been          issued          under          the          Original          Indenture,          as

supplemented by a fourth supplemental indenture dated as of November 1, 1975 (hereinafter sometimes referred to as the "Fourth Supplemental Indenture"), $1,500,000 principal amount of First Mortgage Bonds, Series F, 10 7/8%, due November 1, 1995, the $225,000 remaining outstanding principal amount of which was redeemed on February 1, 1993; and

WHEREAS, there have been  issued under the Original Indenture, as supplemented by a fifth supplemental indenture dated as of March 1, 1977 (hereinafter sometimes referred to as the "Fifth Supplemental Indenture"), $1,800,000 principal amount of First Mortgage Bonds, Series G, 8 7/8% due March  1, 1997, the $1,080,000 remaining outstanding principal amount of which was redeemed on February 1, 1993; and
WHEREAS,  there have been issued under the Original Indenture, as supplemented by a sixth supplemental indenture dated as of December 1, 1978 (hereinafter sometimes referred to as the "Sixth Supplemental Indenture"), $1,800,000 principal amount of First Mortgage Bonds, Series H, 9 3/4%, due December 1, 1998, the $1,260,000 remaining outstanding principal amount of which was redeemed on February 1, 1993; and
WHEREAS,  there have been  issued under the Original Indenture, as supplemented by a seventh supplemental indenture dated as of November 1, 1981 (hereinafter sometimes referred to as the "Seventh Supplemental Indenture"), $3,000,000 principal amount of First Mortgage Bonds, Series I, 11 7/8%, due October 1, 1987, all of which were redeemed on October 1, 1986; and
WHEREAS, the Company was organized for stated purposes that encompass the stated purposes of the Corporation in order that the Company could acquire from the Corporation substantially all of the Mortgaged Property (as such term is defined in the Original Indenture) as an entirety and to operate the same; and
WHEREAS, the Corporation, the Company and the Trustee entered into an eighth supplemental indenture dated as of July 1, 1984 (hereinafter sometimes referred to as the "Original Eighth Supplemental Indenture"), providing for the succession and substitution of the Company to and for the Corporation with the same effect as if the Company had been named in the Original Indenture as the mortgagor, and providing for the assumption by the Company of, and the release and discharge of the Corporation from, all liability and obligation on and with respect  to the Bonds and coupons issued under the Original Indenture and all the terms, covenants and conditions of the Original Indenture; and
WHEREAS, the Corporation, the Company and the Trustee executed a certain corrected eighth supplemental indenture dated as of July 1, 1984 (hereinafter sometimes referred to as the "Corrected Eighth Supplemental Indenture") which supplements and corrects certain descriptions of Mortgaged Property set forth in the Original Indenture (the Original Eighth Supplemental Indenture and the Corrected Eighth Supplemental Indenture being hereinafter sometimes  referred to collectively as the "Eighth Supplemental Indenture"); and
WHEREAS, on July  1, 1984, the Corporation conveyed and transferred substantially all the Mortgaged Property as an entirety, subject to the lien of the Original Indenture and all supplemental indentures thereto, to the Company; and
WHEREAS, the Company  has assumed and agreed that it will promptly pay or cause to be paid, the principal of and any premium that may be due and payable on and the interest on all the Bonds issued  under the Original Indenture and all indentures supplemental thereto, and has agreed to perform, observe and fulfill, duly and punctually, all the terms, covenants and conditions of the Original Indenture and all indentures supplemental thereto stated therein to be performed, observed or fulfilled by the Corporation, and the Corporation has been released and discharged from all liability and obligation on and with respect to the Bonds and coupons issued under the Original Indenture and all terms, covenants and conditions of the Original Indenture and the Trustee has executed and delivered to the Company an instrument of partial defeasance dated April 4, 1986 pursuant to Article II of the Eighth Supplemental

Indenture; and

WHEREAS, there have been  issued under the Original Indenture, as supplemented by a ninth supplemental indenture dated as of December 1, 1986 (hereinafter sometimes referred to as the "Ninth Supplemental Indenture"), $5,000,000 principal amount of First Mortgage Bonds, Series J, 9.55%, all of which were paid at maturity on December 1, 1996; and
WHEREAS, there have been issued under  the Original Indenture, as supplemented by a tenth supplemental indenture dated as of April 1, 1989 (hereinafter sometimes referred to as the "Tenth Supplemental Indenture"), $7,000,000 principal amount of First Mortgage Bonds, Series K, 10.17%, due April1, 2009, all of which were redeemed on December
29,2000;and

WHEREAS, there have been  issued under the Original Indenture, as supplemented by a eleventh supplemental indenture dated as of February 1, 1993 (hereinafter sometimes referred to as the "Eleventh Supplemental Indenture"), $10,000,000 principal amount of First Mortgage Bonds, Series L, 8.03%, all of which were redeemed on January 31,
2003;and

WHEREAS, the Original Indenture has been further supplemented pursuant to a twelfth supplemental indenture dated as of December 5, 1995 (hereinafter sometimes referred to as the "Twelfth Supplemental Indenture"), which provided for the release from the Indenture of certain assets of the Company; and
WHEREAS, there have been  issued under the Original Indenture, as supplemented by a thirteenth supplemental indenture dated as of June 1, 1997 (hereinafter sometimes referred to as the "Thirteenth Supplemental Indenture"), $10,000,000 principal amount of First Mortgage Bonds, Series M, 7.84%, due December 31, 2007, all ofwhich were redeemed on August 1, 2005; and
WHEREAS, there have been  issued under the Original Indenture, as supplemented by a Fourteenth Supplemental Indenture dated as of June 1, 1997 (hereinafter sometimes referred to as the "Fourteenth Supplemental Indenture"), $5,000,000 principal amount of First Mortgage Bonds, Series N, due December 31, 2007, all of which were redeemed on August 1, 2005; and
WHEREAS, there have been  issued under the Original Indenture, as supplemented by a Fifteenth Supplemental Indenture dated as of December 1, 2000 (hereinafter sometimes referred to as the "Fifteenth Supplemental  Indenture"), $20,000,000 principal amount of First Mortgage Bonds, Series 0, 8.17%, all of which were outstanding as of the date hereof; and
WHEREAS, there have been issued under  the Original Indenture, as supplemented by a Sixteenth Supplemental Indenture dated as of January 31, 2003 (hereinafter sometimes referred to as the "Sixteenth Supplemental Indenture"), $25,000,000 principal amount of First Mortgage Bonds, Series P, 6.58%, all of which were outstanding as of the date hereof; and
WHEREAS, there have been  issued under the Original Indenture, as supplemented by a Seventeenth Supplemental Indenture dated as of December 1, 2003 (hereinafter sometimes referred to as the "Seventeenth Supplemental Indenture"), $15,400,000 principal amount of First Mortgage Bonds, Series Q, 4.75%, all of which were outstanding as of the date hereof; and

WHEREAS, there have been issued under  the Original Indenture, as supplemented by an Eighteenth Supplemental Indenture dated as of August 1, 2005 (hereinafter sometimes referred to as the "Eighteenth Supplemental Indenture"), $25,000,000 principal amount of First Mortgage Bonds, Series R, 5.96%, all of which were outstanding as of the date hereof; and
WHEREAS, there is no "Nineteenth Supplemental Indenture" supplementing the Original Indenture; and
WHEREAS, there have been issued under  the Original Indenture, as supplemented by a Twentieth Supplemental Indenture dated as of December 1, 2008 (hereinafter sometimes referred to as the "Twentieth Supplemental Indenture"), $15,000,000 principal amount of First Mortgage Bonds,  Series S, due December 31, 2033, all  of which were outstanding as of the date hereof; and
WHEREAS, the Company wishes to enter into this Supplemental Indenture for the purpose of correcting certain defects contained in the Twentieth Supplemental Indenture; and WHEREAS, the Company has duly resolved and determined to make, execute and deliver to the Trustee this Twenty-First Supplemental Indenture for the purpose of correcting certain defects contained in the Twentieth Supplemental Indenture, pursuant to and as provided in Section 13.01(£) of the Original Indenture, as supplemented (the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eight Supplemental Indenture, the Ninth Supplemental Indenture, the  Tenth  Supplemental Indenture, the  Eleventh  Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the

Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Twentieth Supplemental Indenture, this Twenty-First Indenture and all indentures supplemental to the Original Indenture hereafter executed, being hereinafter sometimes called the "Indenture"); and
NOW, THEREFORE, THIS INDENTURE WITNESSETH THAT ARTESIAN WATER COMPANY, INC., in consideration of the premises and of the acceptance by the Trustee of the trusts created by the Twentieth Supplemental Indenture and of the purchase and acceptance of the First Mortgage Bonds, Series S, by CoBank, ACB (hereinafter sometimes referred to as "CoBank") pursuant to the Bond Purchase Agreement dated as of December 1,
2008, as amended by the First Amendment thereto dated November 20, 2009 (as so amended, hereinafter sometimes referred to as the "Bond Purchase  Agreement"), and of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, for itself and its successors, intending to be legally bound hereby, does hereby ratify and confirm its mortgage and pledge to the Trustee of all property described in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Eighth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, and the Twentieth Supplemental Indenture, and this Twenty-First Supplemental Indenture (except such thereof as may heretofore have been released from the lien of the Indenture in accordance with the terms thereof);

TOGETHER with all  and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property and rights or any part thereof, with the reversion and reversions, remainder and remainders, and to the extent permitted by law, all tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, that the Company now has or may hereafter acquire in and to the aforesaid premises, property and rights and every part and parcel thereof;
SAVING AND EXCEPTING, HOWEVER, from the property hereby mortgaged and pledged all of the property of every kind and type saved and excepted from the Original Indenture, by the terms thereof;
SUBJECT, HOWEVER, to the exceptions, reservations and matters of the kind and type recited in the Original Indenture;
TO HAVE AND TO HOLD all said premises, property and rights granted, bargained, sold, released, conveyed, transferred, assigned, mortgaged, pledged, set over and confirmed by the Company as aforesaid or intended so to be unto the Trustee and its successors in the trust and their assigns forever;
IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Original Indenture for the equal and proportionate benefit and security of those who shall hold or own the bonds  and coupons issued and to be issued under the Indenture, or any of them, without preference of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof or by reason of the date or maturity thereof, or for any other reason whatsoever; subject, however, to the provisions with respect to extended, pledged and transferred coupons contained in Section 4.02 of the Original Indenture.

AND THIS INDENTURE FURTHER WITNESSETH THAT, in consideration of the premises and of such acceptance or purchase of the First Mortgage Bonds, Series S, by CoBank, and of said sum of One Dollar to the Company duly paid by the Trustee at or before the ensealing and delivery of these presents, the Company, for itself and its successors, intending to be legally bound hereby does covenant to and agree with the Trustee and its successors in the trust, for the benefit of those who shall hold or own such Bonds, or any of them, as follows:
ARTICLE I

CORRECTIONS TO DEFECTS IN THE TWENTIETH SUPPLEMENTAL INDENTURE Section 1.1          The first paragraph of Section  1.2 of the Twentieth Supplemental
Indenture is hereby deleted in its entirety and replaced with the following:

"The Series S Bonds shall be dated the date of their authentication and shall bear interest from such date, except as otherwise provided  for   Bonds issued upon  subsequent exchanges and transfers by Section 2.06 of the Original Indenture, shall mature and be subject to redemption in a principal amount equal to
$150,000 per calendar quarter, payable on the first Business Day of March, June, September and December in each year, beginning with the first Business Day of March, 2009, with all then outstanding principal due and payable on December 31, 2033 (the "Maturity Date"). Business Day shall mean any day that CoBank is open for business, except any day when Federal Reserve Banks are closed."

Section 1.2          The fourth paragraph of Section 1.2 of the Twentieth Supplemental

Indenture is hereby deleted in its entirety and replaced with the following:

"Interest on the Series S Bonds is payable on the first Business Day of March, June, September and December of each year, beginning with the first Business Day of March, 2009, and on the Maturity Date, until the Company's obligation with respect to the payment of principal, premium (if any) and interest shall be discharged."

Section 1.3          Section 1.3 of the Twentieth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

"Form  of Bond. The text of the registered Series S Bonds and of the authentication certificate of the Trustee upon said Bonds shall be, respectively, substantially as follows:

FORM OF REGISTERED SERIES S BOND WITHOUT COUPONS

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED, AND MAY NOT BE OTHERWISE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SAID SECURITIES ACT OR UNLESS AN  EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS BOND HAS BEEN ISSUED PURSUANT TO AND SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT WITH THE COMPANY DATED AS OF DECEMBER 1, 2008, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO BOND PURCHASE AGREEMENT DATED AS OF NOVEMBER 20,2009, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

No. SR-                                                                                                                      $               _

ARTESIAN WATER COMPANY, INC. FIRST MORTGAGE BONDS, SERIES S Due December 31, 2033

ARTESIAN WATER COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Original Indenture hereinafter referred to), for value received, hereby promises to pay to                                                                           or registered assigns, on the first business day of March, June, September and December in each year, beginning with the first Business Day of March, 2009, the sum of One Hundred Fifty Thousand Dollars, and on December 31, 2033 (the "Maturity Date"), all then outstanding principal, in each case in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, and to pay in like coin or currency interest thereon to the registered owner hereof, from the date hereof, at a rate equal to

6.73% per annum, through and including, March 1, 2016, and thereafter at such rate(s) and for such period(s) as provided in the Twentieth Supplemental Indenture, as corrected by the Twenty- First Supplemental Indenture, hereinafter mentioned, such interest payable on the first Business Day of March, June, September and December of each year, beginning with the first Business Day of March, 2009 and on the Maturity Date, until the Company's obligation with respect to the payment of such principal, premium (if any) and interest shall be discharged. Overdue payments of principal, premium (if any) and interest shall bear interest as provided in the Twentieth Supplemental Indenture, as corrected by the Twenty-First Supplemental Indenture, hereinafter mentioned. Unless otherwise agreed to in writing by the Company and the holders of the Series S Bonds hereinafter mentioned, payments of principal, premium (if any) and interest are to be made by wire transfer of immediately available funds for the advice and credit to CoBank to ABA No. 30708875-4, reference: CoBank for the benefit of Artesian Water Company, Inc. (or to such other account as CoBank may direct).
This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds (herein called the "Bonds"), not limited in aggregate principal amount except as provided in the Original Indenture hereinafter mentioned, all issued and to be issued in one or more series under and equally secured by an Indenture of Mortgage dated as of July 1,
1961 (herein called the "Original Indenture"), executed by Artesian Resources Corporation (then named Artesian Water Company), a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation") and by Wilmington Trust Company, as trustee (herein called the "Trustee"). The Original Indenture has heretofore been supplemented by eighteen supplemental indentures, including an Eighth Supplemental Indenture dated as of July 1, 1984, pursuant to which the Company assumed all of the obligations of the

Corporation under the Original Indenture, and by a Twentieth Supplemental Indenture dated as of December 1, 2008 (hereinafter called the "Twentieth  Supplemental Indenture") and by a Twenty-First Supplemental Indenture dated as of November 20, 2009 (hereinafter called the "Twenty-First Supplemental Indenture"). Reference is hereby made to the Original Indenture as so supplemented for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be issued and secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Original Indenture, the Bonds may be issued in one or more series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as provided or permitted in the Original Indenture, as supplemented. This Bond is one of the Bonds described in the Twentieth Supplemental  Indenture, as corrected by the Twenty-First   Supplemental Indenture, and designated therein as "First Mortgage Bonds, Series S" (hereinafter called the "Series S Bonds"). To the extent permitted by, and as provided in, the Original Indenture or any indenture supplemental thereto, modifications or alterations of the Original Indenture, or of an indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds issued and to be issued thereunder, may be made with the consent of the Company by an affirmative vote of the holders of not less than sixty-six and two-thirds per cent (66 2/3%) in aggregate principal amount of the Bonds then outstanding under the Original Indenture and entitled to vote and affected by such modification or alteration, at a meeting of bondholders called and held as provided in the Original Indenture, and, in case one or more but less than all of the series of the Bonds then outstanding under the Original Indenture and entitled to vote would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by an affirmative vote of the holders of not less than sixty- six and two-thirds per cent (66 2/3%) in aggregate principal amount of the Bonds of each series so affected, or in either case by the written consent of the holders of such percentages of Bonds; provided, however, that no such modification or alteration may be made that would extend the maturity of, or reduce the principal amount of, or reduce the rate of, or extend the time of payment of interest on, or reduce any premium payable upon any redemption of, this Bond, or modify the terms of payment of principal  or interest, or reduce the percentage required for the taking of any such action, without the express consent of the holder hereof.
No reference herein to the Original Indenture or to any indenture supplemental thereto  and no provision  of this Bond or of the Original  Indenture  or of any indenture supplemental thereto shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Bond at the time and place and at the rate and in the coin or currency herein prescribed.
The Series S Bonds shall be redeemable as provided in the Original Indenture and the Twentieth Supplemental Indenture, as corrected by the Twenty-First Supplemental Indenture.
The principal of the Series S Bonds may be declared or may become due prior to the Maturity Date, in the manner and with the effect and subject to the conditions provided in the Original Indenture and the Twentieth Supplemental Indenture,  as corrected by the Twenty-First Supplemental Indenture.
This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, upon surrender hereof at such office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered Bond or Series S Bonds, in an authorized denomination or denominations, of a like aggregate principal amount; and the registered owner of any registered Series S Bonds may surrender the same as aforesaid at said office in exchange for a like aggregate principal amount of Bonds of like form of other authorized denominations, all upon payment of the charges and subject to the terms and conditions specified in the Original Indenture.
The Company and the Trustee may deem and treat the person in whose name this Bond shall at the time be registered on the books of the Company as the absolute owner hereof for all  purposes whatsoever (except as otherwise provided in Article XIV of the Original Indenture with respect to bondholders' meetings and consents); and payment of or on account of the principal of, premium (if any) and interest on this Bond shall be made only to or upon the order in writing of such registered owner hereof; and all such payments shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid.
No recourse under or upon any obligation, covenant or agreement contained in the Original Indenture or in any indenture supplemental thereto, or in any Bond thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Original Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, any incorporators, stockholders, officers or directors, as such, of the Company or any successor corporation or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements, expressed or implied, contained in the Original Indenture or in any indenture supplemental thereto or in any of the Bonds thereby secured.
This Bond shall not be entitled to any benefit under the Original Indenture or any indenture supplemental thereto, and shall not become valid or obligatory for any purpose until Wilmington Trust Company, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, ARTESIAN WATER COMPANY, INC., has caused this Bond to be signed in its name by its Chief Financial Officer and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this Bond to be dated November 20, 2009.

ARTESIAN WATER COMPANY, INC.

By: ----------------------

Attest:

FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR SERIES S BONDS

TRUSTEE'S AUTHENTICATION CERTIFICATE

This Bond is one of the Bonds, of the series designated therein, described in the within-
mentioned Original Indenture, as supplemented.

WILMINGTON TRUST COMPANY, as
Trustee,

By: -------------------------
Authorized Officer"

Section 1.4     Section 2.5 of the Twentieth Supplemental Indenture is hereby deleted in its entirety and replaced with the following:
"Section 2.5   Mandatory Sinking Fund Redemption. The Series S Bonds are subject to mandatory sinking fund redemption prior to maturity on the first Business Day of March, June, September and December in each year, in a principal amount of $150,000  on each such date, at a redemption price equal to such principal amount plus accrued interest thereon to the redemption date (to the extent such interest is not otherwise paid pursuant to Section 1.2 of this Twentieth Supplemental Indenture. Each sinking fund redemption provided  for herein shall  be effected in accordance  with the provisions set forth in Article V of the Original Indenture and the provisions of Section 1.2 of  this Twentieth Supplemental Indenture."

ARTICLE II THE TRUSTEE
Section 2.1      Trustee Acceptance.  The Trustee hereby agrees to perform the trust declared by the Twentieth Supplemental Indenture upon the terms set forth in the Original Indenture as further supplemented by the Twentieth Supplemental Indenture, as corrected by this Twenty-First Supplemental  Indenture, and upon the additional terms and conditions that the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-First  Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

ARTICLE III MISCELLANEOUS
Section 3.1          Incorporation of Original Indenture Terms.This instrument shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof. The Original Indenture as heretofore supplemented by the First Supplemental Indenture, the

Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Twentieth Supplemental Indenture and as further supplemented by this Twenty-First Supplemental Indenture is hereby ratified and confirmed. Terms defined in the Original Indenture that are used herein and not otherwise defined herein are used as defined in the Original Indenture.
Section 3.2      Continuing Effect.  This Twenty-First Supplemental Indenture shall not constitute a correction, an amendment or waiver of any other provision of the Twentieth Supplemental Indenture not expressly referred to herein. Except as expressly corrected hereby, the provisions of the Twentieth Supplemental Indenture are and shall remain in full force and effect.
Section 3.3          Effective Date. The corrections to defects in the Twentieth Supplemental

Indenture set forth in this Twenty-First Supplemental Indenture are deemed for all purposes to be effective as of December 1, 2008.
Section 3.4          Counterparts.This  Twenty-First  Supplemental  Indenture may be

simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, ARTESIAN WATER COMPANY, INC. has caused these presents to be signed in its corporate name by its Chief Financial Officer and sealed with its  corporate  seal,  attested  by  its  Secretary  or  one  of  its  Assistant   Secretaries,  and WILMINGTON TRUST COMPANY, as Trustee, has caused these presents to be signed in its corporate name by one of its Vice Presidents and sealed with its corporate seal, attested by one of its Assistant Secretaries, all as of the day and year first above written.